EXHIBIT 10.16


                            INDEMNIFICATION AGREEMENT


         INDEMNIFICATION AGREEMENT ("Agreement"), made this 6th day of March, 2000 between RDO Equipment Co. ("Indemnitor") and Deere & Company ("Deere").

         WHEREAS, Indemnitor is a Deere dealer; and

         WHEREAS, in January 1997 Indemnitor completed its initial public offering of its Class A Common Stock; and

         WHEREAS, Deere is willing to consider Indemnitor's possible future acquisitions of John Deere dealerships or distributors on certain conditions, including a condition that Deere and certain others be indemnified as set forth herein; and

         WHEREAS, Indemnitor is willing to provide such indemnity as provided herein;

         NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       INDEMNITY

Indemnitor hereby agrees to indemnify and hold harmless Deere, its subsidiary and affiliated corporations, and their respective directors, officers, employees and agents (collectively, "Indemnitees") from and against any and all losses, liabilities, judgments, penalties, amounts paid in settlement, claims, damages and expenses whatsoever, including but not limited to any and all reasonable expenses whatsoever (excluding the time and costs of Indemnitee employees and other internal costs of Indemnitees) incurred in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental body or agency, whether commenced or threatened, to which an Indemnitee may become subject under the Securities Act of 1933 as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities laws of any state, any other statute, or at common law or otherwise, or under the laws of any foreign country, arising in connection with, arising out of, or resulting from:

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         (a)      the registration, listing, offer, sale, distribution or resale of any Indemnitor security,

         (b) an untrue statement or omission, whether actual or alleged, in connection with any Indemnitor security, or

         (c) an allegation that an Indemnitee is a "controlling person" of Indemnitor within the meaning of the Act or the Exchange Act.

The foregoing are hereafter referred to as "Losses." The indemnity provided for herein shall be enforceable without regard to the negligence of the Indemnitee; provided that Indemnitor shall have no obligation to defend or indemnify hereunder with respect to a particular Loss if and to the limited extent such Loss results directly from an untrue statement or omission by Indemnitor based upon, and in reasonable reliance upon, a written statement of fact (not prediction or opinion) directed to Indemnitor and signed by an officer of Deere or one of Deere's equipment divisions, but only if such statement was false when so signed.

In the event that the foregoing indemnity is unavailable to an Indemnitee other than in accordance with this Agreement, the Indemnitor shall contribute to the Losses paid or payable by such Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits to the Indemnitor, on the one hand, and to the Indemnitee, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnitor, on the one hand, and the Indemnitee, on the other hand, in connection with the matters as to which such Losses relate, as well as any other relevant equitable considerations.

2.       NOTIFICATION AND DEFENSE OF CLAIM

         (a) If any litigation is commenced against an Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, Deere shall promptly notify Indemnitor in writing of the commencement of litigation, and Indemnitor shall then assume the defense of such litigation, including but not limited to the employment and fees of counsel (reasonably satisfactory to Deere) and the payment of all expenses of the litigation.


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                  If, with respect to litigation commenced against one or more
                  Indemnitees for the recovery of damages and defended by Indemnitor pursuant hereto, a court or arbitrator (in binding arbitration) of competent jurisdiction finally (including all rights of appeal) determines that an Indemnitee is liable to the claimant for such damages as a result of that Indemnitee's own intentional or reckless misconduct, then Indemnitor shall have no obligation hereunder to indemnify the Indemnitees with respect to any judgement rendered against the Indemnitees in such litigation, and Deere shall promptly reimburse Indemnitor for the reasonable expenses Indemnitor actually incurred (excluding the time and costs of Indemnitor employees and other internal costs of Indemnitor) in defending the Indemnitee(s) in such litigation.

         (b) Deere shall have the right to employ its own counsel, at its own expense, in connection with any claim, litigation, investigation, or proceeding covered by Section 1 to oversee the matter on behalf of Deere, to consult with the attorneys engaged by Indemnitor as to the proper handling of the matter and to take such actions in connection with the matter as are reasonably necessary to protect Deere's interests. Employment of such counsel by Deere shall not affect Indemnitor's duty hereunder to defend the matter, at Indemnitor's own expense, on behalf of the Indemnitees.

         (c) Indemnitor shall promptly notify Deere of the commencement of any litigation covered by Section 1. Indemnitor and Deere agree to cooperate with each other in the defense of any such litigation. Indemnitor shall not be obligated to indemnify, or provide further defense for, an Indemnitee other than Deere who does not cooperate with Indemnitor, Deere, and their respective counsel as may be reasonably requested in the defense of any such litigation provided such failure to cooperate presents a real and substantial risk to the interests of Indemnitor or an Indemnitee in connection with the litigation. The preceding sentence shall not relieve Indemnitor of any obligation hereunder unless the failure to cooperate involved continues after both Deere and the non-cooperating Indemnitee receive written notice of, and a reasonable opportunity to cure, the failure to cooperate.


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         (d)      Indemnitor shall not be obligated to indemnify an Indemnitee under this Agreement for any amounts paid by the Indemnitee in settlement of any claim or litigation covered by Section 1 if such settlement is effected by the Indemnitee without Indemnitor's prior written consent. Indemnitor shall not, in the defense of any claim, litigation, investigation or proceeding covered by Section 1, except with Deere's prior written consent, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof a release of all the Indemnitiees from all liability in respect to such matter.

3.       ENFORCEMENT

         (a) Indemnitor expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder in order to induce Deere to consider Indemnitor as a candidate for future dealerships or distributorships. Indemnitor acknowledges that Deere is relying upon this Agreement, and other promises.

         (b) In the event an Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Indemnitor shall reimburse such Indemnitee for all of such Indemnitee's reasonable fees and expenses in bringing and pursuing such action (excluding the time and costs of Indemnitee employees and other internal costs of Indemnitees); provided that if the Indemnitee is not successful in such action, the Indemnitee shall reimburse Indemnitor for all of Indemnitor's reasonable fees and expenses incurred in defending such action (excluding the time and costs of Indemnitor employees and other internal costs of Indemnitor).

4.       MISCELLANEOUS

         (a) The obligations of Indemnitor under this Agreement shall be in addition to any liability that Indemnitor may otherwise have and shall extend, upon


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                  the same terms and conditions, to each person, if any, who controls and Indemnitee within the meaning of Section 15 of the Act.

         (b) This Agreement shall be binding upon and inure to the benefit of Indemnitor and the Indemnitees and their respective legal representatives, successors and assigns. This Agreement shall not be assignable by Indemnitor without Deere's prior written consent.

         (c) This Agreement shall be enforceable regardless of whether Indemnitor acquires any additional John Deere dealerships or distributorships.

         (d) No amendment, modification or termination of this Agreement shall be effective unless in writing and signed by both Indemnitor and Deere.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                       RDO Equipment Co.

                                       By: /s/ Paul T. Horn

                                       Title:  President


                                       Deere & Company

                                       By: /s/ Robert W. Porter

                                       Title:  Sr. V.P .N.A. Marketing


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